STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated May 4, 2006, is by and between Nexgen Biogroup, Inc. (" Purchaser"), and Xact Aid, Inc. ("Seller").

      RECITALS:

      A. The Seller owns all of the issued and outstanding stock of Brooke Carlyle Life Sciences, Inc., a Nevada corporation ("Corporation"), which has 1,000,000 shares of common stock issued and outstanding.

      B. The Seller wish to sell, and the Purchaser wishes to buy, all of the issued and outstanding stock of the Corporation in accordance with the provisions of this agreement.

      AGREEMENTS:

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser and Seller, intending to be legally bound hereby, agree as follows:

      SECTION 1. SALE OF STOCK

The Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller 1,000,000 shares of the common stock of the Corporation.

      SECTION 2. PURCHASE PRICE

The purchase price for the stock being purchased under this agreement shall be at par value of $0.001per share for an aggregate amount of $1,000.00 cash.

      SECTION 3. CLOSING

This sale shall be closed at the corporate office of Seller on May 4, 2006; or at such other place or at such other time as the parties may agree upon in writing.

      SECTION 4. SELLERS' CLOSING DOCUMENTS

Upon closing of this sale, the Seller shall execute and deliver to the Purchaser the following documents:

      4.1.Stock Certificate:

Stock certificate for the stock being purchased under this agreement endorsed by the Seller for transfer to the Purchaser.

      4.2. Certificate Regarding Representations and Warranties:

A certificate of the Seller that all of the representations and warranties of the Seller contained in this agreement continue to be accurate and in full force and effect up to the time of the closing of this sale.


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      SECTION 5. PURCHASER'S CLOSING DOCUMENTS

Upon the closing of this sale, the Purchaser shall execute and deliver to the Seller a check in the sum of $1,000.00 made payable to Seller.

      SECTION 6. SELLER'S REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants to the Purchaser that:

      6.1. Status of Corporation.

The Corporation is duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. The Corporation is not licensed or qualified as a foreign corporation in any other state, and the character of its properties and the nature of its business do not make such license or qualification necessary.

      6.2.Stock.

The authorized capital stock of the Corporation consists of 100,000,000 shares of $0.001 par value common stock, 1,000,000 shares of which are issued and outstanding. The Seller is the sole owner of the stock of the Corporation, free and clear of all encumbrances. The Seller has a good right to sell and transfer all such stock to the Purchaser.

      6.3 Warrants and Options.

At closing there will be no outstanding warrants, options, rights, calls, or commitments of any kind relating to the issuance of any shares of capital stock of the Corporation or any presently effective agreements or understandings with respect to the voting or transfer of any shares of the capital stock of the Corporation whether issued or unissued.

      6.4 Compliance with Law.

To the best of the knowledge and belief of the Seller, the Corporation is not in violation of any applicable law, ordinance, regulation, order, or requirement relating to its operations.

      6.5 Actions and Suits.

There are no actions, suits, or proceedings pending or threatened against or affecting the Corporation at law or in equity or before or by any federal, state, municipal, or other governmental or nongovernmental department, commission, board, bureau, agency, or instrumentality that can reasonably be expected to result in any adverse change in the business, properties, operations, prospects, or assets of the Corporation or in its condition, financial or otherwise. There are no controversies pending or threatened between the Corporation and any of its employees.

      SECTION 7 WARRANTIES AND REPRESENTATIONS OF PURCHASER The Purchaser

warrants and represents to the Seller that:

      7.1 Investment Intent

The Purchaser represents and warrants that the Purchaser is purchasing the stock of the Corporation for investment and not with a view to distribution.


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      SECTION 8. SURVIVAl OF WARRANTIES AND REPRESENTATIONS

      8.1 All warranties and representations made in this agreement shall survive the closing of this sale, except that any party to whom a representation or warranty has been made in this agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge before closing.

      SECTION 9. MISCELLANEOUS PROVISIONS

      9.1 Binding Effect.

The provisions of this agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

      9.2. Applicable Law.

This agreement shall be governed by and shall be construed in accordance with the laws of the state of California.

      9.3.Entire  Agreement.

This agreement constitutes the entire agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.


      IN WITNESS OF, the parties have caused this agreement to be duly executed all as of the day and year first written above.

SELLER                                  PURCHASER

Xact Aid, Inc.                          Nexgen Biogroup, Inc.



By: ______________________          By: _______________________
    Robert G. Pautsch                   Kyle Withrow
    President                           President


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